Exhibit 99.1

Motorola Solutions to Expand Managed & Support Services Business with Airwave Acquisition

•	Agreement reached for Motorola Solutions to acquire Airwave, the largest private operator of a public safety network in the world
•	Enables Motorola Solutions to grow revenue and geographic diversification of its global Managed & Support Services business
•	Offers a proven service delivery platform to build on for providing innovative, leading, mission-critical communications solutions and services to customers
•	Immediately accretive to non-GAAP earnings and free cash flow upon closing

SCHAUMBURG, Ill., U.S. and LONDON – Dec. 3, 2015 – Motorola Solutions (NYSE: MSI) and Airwave today announced that they have entered into an agreement for Motorola Solutions to acquire Airwave for £817.5 million (approximately $1.2 billion). Motorola Solutions expects its net cash payment to be approximately £700 million (approximately $1 billion) at closing, based on purchase price adjustments and cash in the business. In addition, a deferred cash payment of £64 million will be made in November 2018. The agreement is subject to required approvals and other customary closing conditions, and is expected to close in the first quarter of 2016.

Airwave is the largest private operator of a public safety network in the world, delivering mission-critical voice and data communications to more than 300 emergency and public service agencies in Great Britain. Based on Terrestrial Trunked Radio (TETRA) technology provided by Motorola Solutions, its network covers 99 percent of Great Britain’s landmass, is resilient and enables more than 300,000 police, fire, ambulance and other emergency personnel to easily and securely communicate with each other.

Motorola Solutions currently plans to fund the transaction with bank financing and cash on hand, predominantly from international funds. Upon closing, the company expects the transaction to be immediately accretive to non-GAAP earnings and free cash flow.

“The Airwave acquisition demonstrates our commitment to public safety in Great Britain and to growing our Managed & Support Services business,” said Greg Brown, chairman and CEO of Motorola Solutions. “The combination of our years of experience as a trusted global leader in mission-critical communications and Airwave’s proven service delivery platform will provide Great Britain with innovative emergency services technology that enhances public safety today and into the future.”

Motorola Solutions has been a trusted, reliable communications partner to the emergency services community in Great Britain for more than 45 years. The Airwave Network operates on the company’s TETRA technology.

“Airwave has proven expertise in delivering mission-critical voice and data communications services, and over the past 15 years we’ve invested significantly in the development of a secure, resilient and interoperable network,” said Richard Bobbett, chief executive officer of Airwave. “We are delighted that through this new relationship with global leader Motorola Solutions, we are able to enhance our offering and ensure our customers continue to benefit from the high-quality service they have come to expect.”

Motorola Solutions delivers, manages and operates large-scale and complex public safety networks throughout the world. It currently operates more than 20 systems in countries such as Norway, Denmark, Austria, Australia and the United States.

Formed in 2000, Airwave is headquartered in Berkshire, England, with approximately 600 employees. The company is owned by investment fund Macquarie European Infrastructure Fund 2, which is supportive of the transaction.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable federal securities law. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and generally include words such as “believes,” “expects,” “intends,” “anticipates,” “estimates” and similar expressions. The company can give no assurance that any actual or future results or events discussed in these statements will be achieved. Any forward-looking statements represent the company’s views only as of today and should not be relied upon as representing the company’s views as of any subsequent date. Readers are cautioned that such forward-looking statements are subject to a variety of risks and uncertainties that could cause the company’s actual results or events discussed in these statements to differ materially from the statements contained in this release. Such forward-looking statements include, but are not limited to, (1) the expected net cash payment at closing; (2) the expected impact to non-GAAP earnings and free cash flow of Motorola Solutions; (3) the expected timeline for completing the transaction; and (4) the satisfaction of the conditions to closing, including receipt of required approvals. Motorola Solutions cautions the reader that the risk factors below, as well as those on pages 9 through 20 in Item 1A of Motorola Solutions, Inc.’s 2014 Annual Report on Form 10-K and in its other SEC filings available for free on the SEC’s website at www.sec.gov and on Motorola Solutions’ website at www.motorolasolutions.com, could cause Motorola Solutions’ actual results or events discussed in these statements to differ materially from those estimated or predicted in the forward-looking statements. Many of these risks and uncertainties cannot be controlled by Motorola Solutions and factors that may impact forward-looking statements include, but are not limited to: (1) the timing to consummate the proposed transaction; (2) the risk that a condition to closing of the proposed transaction may be delayed or may not be satisfied, including as a result of a failure to obtain consent of certain customers of Airwave; (3) the future results of operations of Airwave; (4) the impact of foreign currency fluctuations on the company and Airwave; (5) negative impact on the company’s and Airwave’s business, from global economic and political conditions, particularly in the U.K., which may include the company’s ability to access the capital markets on acceptable terms and conditions; and (6) the impact on the company’s performance and financial results deriving from the perceived benefits of the transaction. Motorola Solutions undertakes no obligation to publicly update any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

About Motorola Solutions

Motorola Solutions (NYSE: MSI) creates innovative, mission-critical communication solutions and services that help public safety and commercial customers build safer cities and thriving communities. For ongoing news, visit www.motorolasolutions.com/newsroom or subscribe to a news feed.

About Airwave

Airwave delivers mission-critical voice and data communications to organizations that provide vital public services – the police, fire and ambulance services, local authorities, health, utilities and transport providers.

Airwave has invested £1.4 billion to date to create the Airwave Network, which was purpose built to meet the needs of emergency services. The network is resilient, secure, covers 99 percent of Great Britain’s landmass and is interoperable, meaning that for the first time members of different public service organizations can communicate with one another.

The Airwave Network is the first national public service network in the world to offer secure, seamlessly integrated communications between emergency services and other emergency responders and has made Great Britain a world leader in the delivery of critical communications services.

Airwave continuously evolves to deliver innovation through a clear technology roadmap, ensuring that Great Britain’s emergency services have access to world-leading capabilities. More than a third of Great Britain’s police forces have taken a significant step toward paperless policing by equipping frontline police officers with Airwave’s specialized mobile data and applications technology.

Media Contacts:

MOTOROLA SOLUTIONS

Kurt Ebenhoch

+1 847-576-1341

kurt.ebenhoch@motorolasolutions.com

Elvan Lindberg

+46 70-7448893

elvan.lindberg@motorolasolutions.com

AIRWAVE

Amanda Sehmar

+44 (0) 7711-793847

amanda.sehmar@airwavesolutions.co.uk

Sue Jones

+44 (0) 7894-492297

sue.jones@airwavesolutions.co.uk

Investor Contacts:

MOTOROLA SOLUTIONS

Shep Dunlap

+1 847-576-6899

shep.dunlap@motorolasolutions.com

Chris Kutsor

+1 847-576-4995

chris.kutsor@motorolasolutions.com

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